UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2008

_______UNICO, INCORPORATED_______

 (Exact name of registrant as specified in its charter)

______Arizona   ____              ______000-30239_____         ________13-4171971________

(State of Incorporation)           (Commission file number)      (I.R.S. Employer Identification No.)

8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108

   (Address of principal executive offices, zip code)

_______________(619) 209-6124______________

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 8.

Other Events

Item 8.01

Other Events

As explained in a Current Report on Form 8-K filed by Unico, Incorporated (the “Company”) on December 21, 2007, the Company scheduled a special meeting of its shareholders on December 21, 2007 at which shareholders were to vote on a proposal to amend the Company’s articles of incorporation to authorize the Company’s board of directors, in its discretion, to effect a reverse stock split of the Company’s common stock at a ratio of up to one-for-five hundred during the six month period following the date of the special meeting of shareholders.  On December 17, 2007, plaintiff Legacy Trading Group (“Legacy”), a California limited liability company, filed an action against Unico alleging violation of Section 14(a) and (c) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, and Arizona Revised Statute § 19-705.  The action was filed in the United States District Court, Southern Division of California (Civil No. 07CV 2344-L (RBB)).  Legacy filed an ex parte application for a Temporary Restraining Order (“TRO”), contending that notice of the special meeting of Unico’s shareholders and/or the related proxy statement was not provided to all shareholders.  At a hearing held on December 18, 2007, the Court granted the application for a TRO, and enjoined and restrained Unico from holding the special meeting of the shareholders on December 21, 2007 or at any other time until the preliminary injunction hearing in this matter was heard.

The preliminary injunction hearing was held on January 8, 2008.  Plaintiff’s application for a preliminary injunction was denied at the January 8, 2008 hearing on the grounds of being moot.  The case was subsequently dismissed by the court on January 14, 2008 in an Order Granting Plaintiff’s Motion to Dismiss Without Prejudice.

The special meeting of the Company’s shareholders has been rescheduled for January 28, 2008 at 10:00 a.m. at the Hilton San Diego Mission Valley, 901 Camino del Rio South, San Diego, California 92108.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO INCORPORATED

Date: January 16, 2008

_/s/ Mark A. Lopez_________________

Mark A. Lopez, Chief Executive Officer

SEC/0844